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As filed with the Securities and Exchange Commission on April 19, 2007
Registration Statement No. 333-______________
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U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hardinge Inc.

(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation or Organization)	16-0470200 (I.R.S. Employer Identification No.)

One Hardinge Drive
Elmira, New York 14902-1507
(607) 734-2281
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

J. Patrick Ervin
Chairman and Chief Executive Officer
Hardinge Inc.
One Hardinge Drive
Elmira, New York 14902-1507
(607) 734-2281
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

David J. Murray, Esq.
Phillips Lytle LLP
3400 HSBC Center
Buffalo, New York 14203-2887
(716) 847-8400

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              Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

              If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] File No. 333-115595

              If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

              If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

              If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	$10,000,000	$307
(1)	An indeterminate number of shares of Common Stock is being registered with an aggregate public offering price not to exceed $10,000,000.
(2)

The registrant previously registered Common Stock with an aggregate public offering price of $50,000,000 on the Registration Statement on Form S-3 (File No. 333-115595). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of Common Stock having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the Common Stock eligible to be sold under the related Registration Statement on Form S-3 (File No. 333-115595), as amended, for which a fee of $6,335 was previously paid, is hereby registered.

                 This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

              This registration statement is being filed with respect to the registration of additional shares of Common Stock, par value $0.01 per share, of Hardinge Inc., a corporation organized under the laws of the State of New York, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the same public offering of securities contemplated by the shelf registration statement (File No. 333-115595), effective on September 5, 2006, and is being filed for the sole purpose of increasing the aggregate public offering price of common stock by $10,000,000. The contents of the earlier effective registration statement (File No. 333-115595) are incorporated in this registration statement by reference.

              The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

              All exhibits filed with or incorporated by reference in registration statement no. 333-115595 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.
Exhibit No.	Description
5.1 23.1 23.2	Opinion of Phillips Lytle LLP Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP Consent of Phillips Lytle LLP (included in Exhibit 5.1 filed herewith)

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SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmira, in the State of New York, on April 19, 2007
HARDINGE INC. By:/s/ J. Patrick Ervin J. Patrick Ervin, Chairman and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 19, 2007.
Signature	Title
/s/ J. Patrick Ervin J. Patrick Ervin	Chairman and Chief Executive Officer (Principal Executive Officer) and Director
/s/ Charles R. Trego, Jr. Charles R. Trego, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Edward J. Gaio Edward J. Gaio	Corporate Controller (Principal Accounting Officer)
/s/ Daniel J. Burke Daniel J. Burke	Director
/s/ Kyle H. Seymour Kyle H. Seymour	Director
/s/ John J. Perrotti John J. Perrotti	Director
/s/ Douglas A. Greenlee Douglas A. Greenlee	Director
/s/ J. Phillip Hunter J. Phillip Hunter	Director
/s/ Mitchell I. Quain Mitchell I. Quain	Director

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EXHIBIT INDEX
Exhibit No.	Description
5.1	Opinion of Phillips Lytle LLP
23.1	Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP
23.2	Consent of Phillips Lytle LLP (included in Exhibit 5.1 filed herewith)